SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2005

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-101155	13-4026700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Section 8	Other Events

Item 8.01	Other Events

On July 20, 2005, MS Structured Asset Corporation (“MSSAC”) together with LaSalle Bank, in its capacity as trustee for the SATURNS 2003-1 Trust, approved and executed a Supplemental Trust Agreement No. 1, attached as Exhibit 4.1. This Supplemental Trust Agreement amends the trust agreement for SATURNS 2003-1 to allow the trust to delist its SATURNS Sears Roebuck Acceptance Corp. Series 2003-1 Callable Units (the “Units”) while permitting the unitholders to elect whether to maintain their ownership of the Units or to liquidate their Units. This amendment occurred in response to the termination of reporting obligations by Sears Roebuck Acceptance Corp. under the Securities and Exchange Act of 1934. MSSAC previously submitted an application for withdrawal from listing of the Units pending the approval and execution of this Supplemental Trust Agreement. Notice of MSSAC’s application has not yet been published in the Federal Register.

The Notice to Unitholders referenced in the Supplemental Trust Agreement No. 1, which provides the required notification to unitholders of their rights under the Trust Agreement and the Supplemental Trust Agreement No. 1, is attached as Exhibit 4.2.  A copy of the press release issued by MSSAC regarding the Supplemental Trust Agreement and
Notice to Unitholders is attached as Exhibit 4.3.

Financial statements regarding Sears Roebuck Acceptance Corp. are no longer publicly available. Other relevant information regarding Sears Roebuck Acceptance Corp. may be available in public filings by Sears Holding Corporation, the parent company of Sears Roebuck Acceptance Corp. Holders of the Units may wish to refer to the Securities and Exchange Commission’s website for such public filings.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 4.1	Supplemental Trust Agreement No. 1

Exhibit 4.2	Notice to Unitholders

Exhibit 4.3	Press Release, dated July 25, 2005

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 25, 2005

MS STRUCTURED ASSET CORP. (Registrant) By: /s/ Madhu Philips Name: Madhu Philips Title: Vice President

EXHIBIT INDEX

Exhibit 4.1	Supplemental Trust Agreement No. 1

Exhibit 4.2	Notice to Unitholders

Exhibit 4.3	Press Release, dated July 25, 2005